UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2024

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 9, 2024, Full House Resorts, Inc. (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”) with John Ferrucci, which amends the Employment Agreement dated April 11, 2022 between the Company and Mr. Ferrucci (the “Employment Agreement”). Pursuant to the Amendment, Mr. Ferrucci will continue to serve as the Company’s Chief Operating Officer until April 11, 2025, and thereafter, shall be engaged as an independent contractor for a period of one year ending on April 11, 2026. As a result of the Amendment, Mr. Ferrucci has provided the Company with notice of his intent to retire from his position as the Company’s Chief Operating Officer, effective on April 11, 2025.

Except as set forth in the Amendment, the Employment Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Pursuant to the Amendment, Mr. Ferrucci and the Company shall enter into a separate consulting agreement describing the terms and conditions of Mr. Ferrucci’s engagement as an independent contractor prior to the expiration of the Employment Agreement. It is expected that Mr. Ferrucci will provide services to the Company under the consulting agreement similar to those performed during the term of the Employment Agreement. During the term of the consulting agreement, Mr. Ferrucci will receive a consulting fee equal in gross amount to his annual base salary under the Employment Agreement. Mr. Ferrucci will also be entitled to receive other benefits during his engagement as an independent contractor as provided in the Amendment.

A copy of the Amendment is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 9, 2024, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 27,145,548 shares (78.5% of shares outstanding as of the record date) of the Company’s common stock were present or represented by proxy at the Annual Meeting. The results of stockholder voting on the three proposals presented were as follows:

Proposal 1 – Stockholders elected the following eight directors nominated by the board of directors (the “Board”), to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Carl G. Braunlich	16,796,967	157,177	89,264	10,102,140
Lewis A. Fanger	16,824,132	203,158	16,118	10,102,140
Eric J. Green	16,911,974	114,886	16,548	10,102,140
Lynn M. Handler	16,888,882	140,572	13,954	10,102,140
Michael A. Hartmeier	16,362,775	663,969	16,664	10,102,140
Daniel R. Lee	16,936,369	100,861	6,178	10,102,140
Kathleen M. Marshall	15,340,070	1,697,176	6,162	10,102,140
Michael P. Shaunnessy	16,944,358	82,747	16,303	10,102,140

Proposal 2 – Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024:

For	Against	Abstain	Broker Non-Votes
26,234,663	876,292	34,593	―

Proposal 3 – Stockholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the 2024 proxy statement:

For	Against	Abstain	Broker Non-Votes
16,422,879	499,344	121,185	10,102,140

Item 8.01	Other Events

At the Annual Meeting, Kenneth R. Adams retired from the Board and, as a result, the composition of the audit committee and compliance committee of the Board were changed. Effective immediately, the audit committee now consists of Michael Shaunnessy, Kathleen Marshall, and Carl Braunlich, with Mr. Shaunnessy continuing to serve as its chair. Effective immediately, the compliance committee now consists of Lynn Handler, Carl Braunlich, Daniel Lee and Kathleen Marshall, with Ms. Handler continuing to serve as its chair.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	10.1	First Amendment to Employment Agreement, dated May 9, 2024, between Full House Resorts, Inc. and John Ferrucci
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 14, 2024	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer